EXHIBIT 3.2

                                    BYLAWS OF

                          KEYSTONE HERITAGE GROUP, INC.

                              Lebanon, Pennsylvania
                                                                    May 24, 1982
                                    Section 1

                               CORPORATION OFFICE

1.1 The Corporation shall have and continuously maintain a registered office in Pennsylvania at an address to be designated from time to time by the Board of Directors which may, but need not, be the same as its place of business. The Corporation may also have offices at any such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                    Section 2

                           MEETING OF THE SHAREHOLDERS

2.1 The regular annual meeting of the shareholders of this Corporation for the election of directors and for the transaction of such other business as properly may come before the meeting, shall be held at its main office or any other convenient place duly authorized by the Board of Directors on the fourth Tuesday of March of each year. If no such election is held on that day, it may be held at any regular adjournment of that meeting or at a subsequent special meeting called for that purpose.

        Amendment: December 10, 1991
        The regular annual meeting of the shareholders of this Corporation for the election of directors and for the transaction of other business as properly may come before the meeting, shall be held at its main office or any other convenient place duly authorized by the Board of Directors on the second Tuesday of April of each year. If no such election is held on that day, it may be held at any regular adjournment of that meeting or at a subsequent special meeting called for that purpose.

        Amendment:  January 25, 1994
        The regular annual meeting of the shareholders of this Corporation for the election of directors and for the transaction of other business as properly may come before the meeting, shall be held at its main office or any other convenient place duly authorized by the Board of Directors on the third Tuesday of April of each year. If no such election is held on that day, it may be held at any regular adjournment of that meeting or at a subsequent special meeting called for that purpose.


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2.2     Special  meetings of the  shareholders  may be called at any time by the
        Chairman of the Board, if any, the President, a majority of the Board of Directors or its Executive Committee, if any, or by three or more shareholders owning, in aggregate, not less than ten percent (10%) of the stock of this Corporation. If such request is addressed to the Secretary, it shall be signed by the persons making the same and shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at a time, not less than ten or more than sixty days thereafter, as the Secretary may fix. If the Secretary shall neglect or refuse to issue such call within five days from the receipt of such request, the person or persons making the request may issue the call.

2.3 Written notice of all meetings other than adjourned meetings of shareholders stating the place, date and hour, and in the case of special meetings of the shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten days before such meeting, unless a greater period of notice is required by statute, the Articles of Incorporation or these Bylaws to each shareholder entitled to vote at the meeting at such address as appears on the stock transfer books of the Corporation.

                                    Section 3

                             VOTING BY SHAREHOLDERS

3.1 Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no director, officer, employee or attorney for this Corporation shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

3.2 Except as may otherwise be provided by statute or by the Articles of Incorporation, at every shareholders' meeting each shareholder entitled to vote shall have the right to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and, unless otherwise provided by statute, the acts of such shareholders at a duly organized meeting shall be the acts of all the shareholders. A majority of votes cast shall decide each matter submitted to the shareholders at any meeting except in cases where by statute, pursuant to the Articles of Incorporation or other provisions of these Bylaws a larger vote is required. Cumulative voting rights shall not exist with respect to the election of directors or for any other matter.

3.3 In the case of any meeting of the shareholders, a record shall be made showing the names of the shareholders present and the number of shares of stock held by each, the

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        names of shareholders represented by proxy and the number of shares held by each, and the names of the proxies. This record also shall show the number of shares voted on each action taken, including the number of shares voted for each candidate for director. This record shall be included in the minute book of the Corporation.

                                    Section 4

                                    DIRECTORS

4.1 The Board of Directors shall consist of not less than five nor more than twenty-five shareholders. The directors to be elected shall be determined at the annual meeting of shareholders by a majority of the votes cast by the shareholders in person or by proxy or by a similar vote at any special meeting called for that purpose, upon due notice having been given according to law.

4.2 The directors of the Corporation shall be classified into three classes, each class to be elected for a term of three years. The terms of the respective classes shall expire in successive years except as provided in the following paragraph. Within the foregoing limits, the Board of Directors may from time to time fix the numbers of directors and their respective classifications. The directors shall be natural persons of full age and shall be required to own at least one hundred shares of common stock of the Corporation.

        Amended September 24, 1985
        Effective at the annual meeting in 1991, no director shall be elected or continue to serve as director who has attained the age of seventy-two
        (72) at the time of that annual meeting or any subsequent annual meeting.

4.3 At the 1983 annual meeting of shareholders of the Corporation, the shareholders shall elect fifteen directors as follows: five Class A directors to serve until the 1984 annual meeting of shareholders, five Class B directors to serve until the 1985 annual meeting of shareholders, and five Class C directors to serve until the 1986 annual meeting of shareholders. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years so that the term of office of one class of directors shall expire in each year.

4.4 Any vacancies occurring in the Board of Directors shall be filled by appointment by a majority of the remaining directors. Any director so appointed shall hold office until the expiration of the term of office of the class of directors to which he was appointed. Nominations to the Board of Directors other than those made by or on behalf of the existing management of the Corporation shall be made in writing and shall be delivered or mailed to the Secretary of the Corporation not less than forty-five days prior to any meeting of stockholders called for the election of directors. Nominations not made in

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

        accordance herewith shall be disregarded by the Chairman of the meeting, and the vote tellers shall disregard all votes cast for such nominee.

4.5 Following the annual meeting of the shareholders, the Chairman or Secretary of the meeting shall promptly notify the directors elected of their election and they shall meet for the purpose of taking their oaths, organizing the new Board, appointing officers and fixing salaries for the ensuing year, and for transacting such other business as properly may come before the meeting.

4.6 The regular meetings of the Board of Directors shall be held at the main office of the Corporation or any other convenient place duly authorized by the Board of Directors, at such time as a majority of the directors may from time to time designate.

Amendment:  December 26, 1995

4.7 Special meetings of the Board of Directors shall be called by the Chairman of the Board, if any, the President of the Corporation or shall be called at the request of three or more directors. Each member of the Board of Directors shall be given five days notice stating the time and place, by telegram, letter, or in person, of each such special meeting, except the organization meeting following the election of directors.

4.8 A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If, at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

Amendment: December 26, 1995

4.9 Except as otherwise provided herein, a majority of those directors participating and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy or otherwise act by proxy at a meeting of the Board of Directors.

Amendment: March 22, 1988:

4.10 Personal Liability of Directors - A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

        a. The director has breached or failed to perform the duties of his or her office in good faith, in a manner in which he or she reasonably believes to be in the best interest of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar

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                circumstances; and

        b. The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        The provisions of this Section shall not apply to the responsibility or liability of a director pursuant to any criminal statute; or the liability of a director for the payment of local, state, or federal taxes.

                                    Section 5

                             OFFICERS AND EMPLOYEES

5.1 The officers of this Corporation shall be a President, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers with such duties as may be determined by the Board of Directors. The President and at least one of the Vice Presidents shall be members of the Board of Directors. The President shall be the Chairman of the Board unless the Board appoints some other director to act in that capacity. All officers shall be appointed by the Board of Directors.

5.2 The President of the Corporation shall be the Chief Executive Officer of the Corporation and shall be an ex officio member of all committees of the Corporation.

5.3 Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors. One of the Vice Presidents, who shall be a member of the Board of Directors, shall perform the duties of the President in his absence or his inability to act.

5.4 The Treasurer of the Corporation shall be responsible for all assets and documents of this Corporation and shall keep proper records of all the transactions of this Corporation.

5.5 The Secretary of the Corporation shall be responsible for the minute book of the Corporation in which he shall maintain and preserve the organization papers of the Corporation, the Articles of Incorporation, the returns of elections, the Bylaws, the proceedings of regular and special meetings of the Board of Directors and of the shareholders, and the reports of the committees of the Board of Directors. The minutes of each meeting shall be signed by the presiding officer and attested by the Secretary.

5.6 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.


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

                                    Section 6

              INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

6.1 The Corporation shall indemnify each person who is or was a director, officer, or employee of the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Corporation), civil or criminal, or in connection with an appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer, or employee of the Corporation, or by reason of any past or future action taken or not taken in his capacity as such director, officer, or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided such person acted, in good faith, in what he reasonably believed to be the best interests of the Corporation, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Section, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgements, fines, or penalties against, any amounts paid in settlement by a director, officer, or employee other than amounts paid to the Corporation. The termination of any claim, action, suit, or proceeding, civil or criminal, by judgement, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer, or employee did not meet the standards of conduct set forth in the first sentence of this Section, except where there shall have been a judgement rendered specifically finding that the action or conduct of such director, officer, or employee constituted negligence or misconduct. Any such director, officer, or employee referred to in this Section who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Corporation, but only if (1) the Board, acting by a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit, or proceeding, shall find that the director, officer, or employee has met the standards of conduct set forth in the first sentence of this Section, or (2) independent legal counsel (who may be the regular counsel for the Corporation) shall deliver to it their written advice that, in their opinion, such director, officer, or employee has met such standards.
        Expenses incurred with respect to any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Section. The rights of indemnification provided in this Section shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such person.


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

6.2 The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.


                                    Section 7

                                   COMMITTEES

7.1 There shall be a standing committee of this Corporation, appointed by the Board, to be known as the Executive Committee, consisting of the President, the Chairman of the Board, if any, and one or more members of the Board of Directors of the Corporation as may from time to time be designated by the Board of Directors, each to serve a twelve-month term. This committee shall have power to direct and transact all other business of the Corporation which properly might come before the Board of Directors except such as the Board only, by law, is authorized to perform. The Executive Committee shall report its actions at each regular meeting of the Board of Directors which shall approve or disapprove the report and record such action in the minutes of the meeting. The Executive Committee shall be limited in its powers by the Board of Directors. A majority of the members of the Executive Committee shall constitute a quorum and the vote of a majority of those present shall be required to act. The Board of Directors may appoint, from time to time, other temporary committees, for such purposes and with such powers as the Board may determine.



                                    Section 8

                                      SEAL

8.1 The following is an impression of the Seal adopted by the Board of Directors of this Corporation.





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8.2     The President,  each Vice  President,  Treasurer,  Secretary,  Assistant
        Treasurer or Assistant Secretary shall have authority to affix the Corporate Seal of this Corporation and to attest the same.


                                    Section 9

                                 SHARES OF STOCK

9.1 The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the President or a Vice President, and the Secretary or Treasurer, or any other person properly authorized by the Board of Directors; and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

9.2 Upon the surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate, or by an attorney duly appointed in writing, and accompanied, where necessary, by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer recorded upon the share register of the Corporation. No transfer shall be made inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code as presently existing or hereafter amended.

9.3 Where a shareholder of the Corporation alleges the loss, theft, or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors or its designate may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or to give the Corporation

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

        a bond in such form and sum and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense that it may incur by reason of the original certificate remaining outstanding.


                                   Section 10

                                   EMERGENCIES

10.1 In the event of an emergency declared by the President of the United States or the person performing his functions, the officers and employees of this Corporation will continue to conduct the affairs of the Corporation under such guidance from the Directors as may be available except as to matters which by statute require specific approval of the Board of Directors and subject to conformance with any governmental directives during the emergency.


                                   Section 11

                                CHANGE IN BYLAWS

11.1 These Bylaws may be altered, amended or repealed by the affirmative vote of the holders of 75% of the outstanding shares of common stock at any regular or special meeting duly convened after notice to the shareholder of the purpose, or by a majority vote of the members of the Board of Directors at any regular meeting duly convened after notice to the directors of the purpose, subject always to the power of shareholders to change such action of the Board of Directors by affirmative vote of the holders of 75% of the outstanding shares of common stock.